UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 9, 2017
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DOVER CORPORATION
(Exact name of registrant as specified in its charter)
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State of Delaware	1-4018	53-0257888
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3005 Highland Parkway
Downers Grove, Illinois		60515
(Address of principal executive offices)		(Zip Code)
(630) 541-1540
(Registrant’s telephone number, including area code)

______________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On February 9, 2017, the Board of Directors (the “Board”) of Dover Corporation (the “Corporation”) elected Eric A. Spiegel a director of the Corporation, expanding the number of seats on the Board from 12 to 13.

Mr. Spiegel was President and Chief Executive Officer of Siemens USA from 2010 to 2016.

There are no family relationships between Mr. Spiegel and other directors or officers of the Corporation. There have been no transactions nor are there any proposed transactions between the Corporation and Mr. Spiegel that would require disclosure pursuant to Item 404(a) of Regulation S-K.

On February 9, 2017, the Board (i) determined that Mr. Spiegel qualifies (a) as an “independent director” pursuant to the rules of the New York Stock Exchange (the “NYSE”) and (b) qualifies as an “audit committee financial expert” pursuant to the rules of the U.S. Securities and Exchange Commission (the “SEC”) and has “accounting or related financial management expertise” pursuant to the rules of the NYSE and (ii) appointed Mr. Spiegel as a member of the Audit Committee of the Board.

Item 7.01 Regulation FD

On February 9, 2017, the Corporation issued the press release attached hereto as Exhibit 99.1, announcing the election of Mr. Spiegel as a member of the Board.

The information furnished in or pursuant to this Item 7.01, including Exhibit 99.1, shall not be deemed to be incorporated by reference into any of the Corporation’s filings with the SEC under the Securities Act of 1933.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The following exhibit is furnished as part of this report:

99.1 Dover Corporation Press Release dated February 9, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	February 10, 2017	DOVER CORPORATION
(Registrant)

		By:	/s/ Ivonne M. Cabrera
Ivonne M. Cabrera
Senior Vice President, General Counsel & Secretary

EXHIBIT INDEX

Number	Description
99.1	Press Release of Dover Corporation dated February 9, 2017.